[EXECUTION COPY]

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                                CREDIT AGREEMENT

                                   dated as of

                                 April 15, 2005

                                      among

                          UNISOURCE ENERGY CORPORATION,
                             an Arizona corporation,
                                  as Borrower,

                            THE LENDERS PARTY HERETO,

                              THE BANK OF NEW YORK,
                              as Syndication Agent,

               COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES,
                             as Documentation Agent,

                                       and

                         UNION BANK OF CALIFORNIA, N.A.,
                             as Administrative Agent


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                         UNION BANK OF CALIFORNIA, N.A.,
                                as Lead Arranger


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                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
ARTICLE I      Definitions

  SECTION 1.01.  Defined Terms.................................................1
  SECTION 1.02.  Classification of Loans and Borrowings.......................22
  SECTION 1.03.  Terms Generally..............................................22
  SECTION 1.04.  Accounting Terms; GAAP.......................................23
  SECTION 1.05.  Pro Forma Calculations.......................................23

ARTICLE II     The Credits

  SECTION 2.01.  Commitments..................................................23
  SECTION 2.02.  Loans and Borrowings.........................................24
  SECTION 2.03.  Requests for Borrowings......................................24
  SECTION 2.04.  Funding of Borrowings........................................25
  SECTION 2.05.  Interest Elections...........................................25
  SECTION 2.06.  Termination and Reduction of Commitments.....................27
  SECTION 2.07.  Repayment of Loans; Evidence of Debt.........................27
  SECTION 2.08.  Amortization of Term Loans...................................28
  SECTION 2.09.  Prepayment of Loans..........................................28
  SECTION 2.10.  Fees.........................................................29
  SECTION 2.11.  Interest.....................................................30
  SECTION 2.12.  Alternate Rate of Interest...................................31
  SECTION 2.13.  Increased Costs..............................................31
  SECTION 2.14.  Break Funding Payments.......................................32
  SECTION 2.15.  Taxes........................................................33
  SECTION 2.16.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs..34
  SECTION 2.17.  Mitigation Obligations; Replacement of Lenders...............35
  SECTION 2.18.  Illegality...................................................36

ARTICLE III    Representations and Warranties

  SECTION 3.01.  Organization; Powers.........................................36
  SECTION 3.02.  Authorization; Enforceability................................36
  SECTION 3.03.  Governmental Approvals; No Conflicts.........................37
  SECTION 3.04.  Financial Condition; No Material Adverse Change..............37
  SECTION 3.05.  Properties...................................................37
  SECTION 3.06.  Litigation and Environmental Matters.........................38
  SECTION 3.07.  Compliance with Laws and Agreements..........................38
  SECTION 3.08.  Federal Regulations..........................................38
  SECTION 3.09.  Investment and Holding Company Status........................39
  SECTION 3.10.  Taxes........................................................39
  SECTION 3.11.  ERISA........................................................39
  SECTION 3.12.  Security Documents...........................................39
  SECTION 3.13.  Disclosure...................................................40


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


                                TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
                                                                            ----

  SECTION 3.14.  Solvency.....................................................40
  SECTION 3.15.  Labor Matters................................................40
  SECTION 3.16.  Anti-Terrorism Laws..........................................40
  SECTION 3.17.  Ownership of Subsidiaries....................................41

ARTICLE IV     Conditions Precedent

  SECTION 4.01.  Effective Date...............................................41
  SECTION 4.02.  Each Credit Event............................................43

ARTICLE V      Affirmative Covenants

  SECTION 5.01.  Financial Statements; Ratings Change and Other Information...44
  SECTION 5.02.  Notices of Material Events...................................46
  SECTION 5.03.  Information Regarding Collateral.............................46
  SECTION 5.04.  Existence; Conduct of Business...............................47
  SECTION 5.05.  Payment of Obligations.......................................47
  SECTION 5.06.  Maintenance of Properties; Insurance.........................47
  SECTION 5.07.  Books and Records; Inspection Rights.........................47
  SECTION 5.08.  Compliance with Laws.........................................48
  SECTION 5.09.  Use of Proceeds..............................................48
  SECTION 5.10.  Environmental Laws...........................................48
  SECTION 5.11.  Further Assurances...........................................48
  SECTION 5.12.  Additional Security..........................................49
  SECTION 5.13.  TEP Recapitalization.........................................49
  SECTION 5.14.  Maintain Ownership of Subsidiaries...........................49

ARTICLE VI     Negative Covenants

  SECTION 6.01.  Indebtedness.................................................49
  SECTION 6.02.  Liens........................................................50
  SECTION 6.03.  Fundamental Changes..........................................51
  SECTION 6.04.  Investments, Loans, Advances and Acquisitions................53
  SECTION 6.05.  Asset Sales..................................................55
  SECTION 6.06.  Sale and Leaseback Transactions..............................56
  SECTION 6.07.  Limitation on Hedge Agreements...............................56
  SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness........56
  SECTION 6.09.  Transactions with Affiliates.................................57
  SECTION 6.10.  Restrictive Agreements.......................................57
  SECTION 6.11.  Amendment of Material Documents..............................58
  SECTION 6.12.  Cash Coverage Ratio..........................................58
  SECTION 6.13.  Leverage Test................................................58

ARTICLE VII    Events of Default..............................................59

ARTICLE VIII   The Administrative Agent.......................................61


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                                TABLE OF CONTENTS
                                  (Continued)
                                                                            Page
                                                                            ----
ARTICLE IX     Miscellaneous

  SECTION 9.01.  Notices......................................................64
  SECTION 9.02.  Waivers; Amendments..........................................64
  SECTION 9.03.  Expenses; Indemnity; Damage Waiver...........................66
  SECTION 9.04.  Successors and Assigns.......................................67
  SECTION 9.05.  Survival.....................................................70
  SECTION 9.06.  Counterparts; Integration; Effectiveness.....................70
  SECTION 9.07.  Severability.................................................71
  SECTION 9.08.  Right of Setoff..............................................71
  SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of Process...71
  SECTION 9.10.  WAIVER OF JURY TRIAL.........................................72
  SECTION 9.11.  Headings.....................................................72
  SECTION 9.12.  Confidentiality..............................................72
  SECTION 9.13.  Interest Rate Limitation.....................................73
  SECTION 9.14   Patriot Act Notice...........................................73


SCHEDULES:
---------

Schedule 2.01  -   Commitments
Schedule 3.04  -   Acquisitions
Schedule 6.01  -   Existing Indebtedness
Schedule 6.02  -   Existing Liens
Schedule 6.04  -   Existing Investments
Schedule 6.10  -   Existing Restrictions

EXHIBITS:

Exhibit A   -   Form of Assignment and Assumption
Exhibit B   -   Form of Borrower Pledge Agreement
Exhibit C   -   Form of Opinion of Thelen Reid & Priest LLP, New York counsel for the Borrower
Exhibit D   -   Form of Opinion of the General Counsel of the Borrower


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


          This CREDIT AGREEMENT, dated as of April 15, 2005, among UNISOURCE ENERGY CORPORATION, the LENDERS party hereto, THE BANK OF NEW YORK, as Syndication Agent, COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as Documentation Agent, and UNION BANK OF CALIFORNIA, N.A., as Administrative Agent.

          The parties hereto agree as follows:

                                    ARTICLE I
                                   Definitions
                                   -----------

          SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

          "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

          "ACC" means the Arizona Corporation Commission.

          "Acquired EBITDA" means, with respect to any Pro Forma Entity for any period, the Consolidated Net Income of such Pro Forma Entity for such period plus the sum, without duplication, of the amounts for such period of the following to the extent deducted in calculating such Consolidated Net Income:
(a) interest expense, (b) tax expense based on income, (c) depreciation expense,
(d) amortization expense, including amortization of deferred financing fees, (e) extraordinary losses and non-recurring charges, (f) non-cash charges (including the non-cash portion of pension expense and non-cash interest expense), (g) losses on asset sales, (h) expenses or charges incurred in connection with the issuance of debt or equity securities, (i) deductions for minority interest expense and (j) restructuring charges or provisions, minus, to the extent added in computing such Consolidated Net Income, without duplication, the sum of (i) interest income, (ii) extraordinary or non-recurring gains, (iii) gains on asset sales, (iv) additions for minority interest income and (v) other non-cash items increasing Consolidated Net Income of such Pro Forma Entity, all as determined on a consolidated basis in accordance with GAAP.

          "Acquired Entity or Business" shall have the meaning provided in the definition of the term "Consolidated EBITDA".

          "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

          "Administrative Agent" means Union Bank of California, N.A., in its capacity as administrative agent for the Lenders.


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          "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

          "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

          "Agents" means the Syndication Agent, the Documentation Agent and the Administrative Agent.

          "Agreement" means this Credit Agreement, dated as of April 15, 2005, by and among the Borrower, the Lenders party hereto, the Syndication Agent, the Documentation Agent and the Administrative Agent.

          "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Reference Rate in effect on such day, and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Reference Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Reference Rate or the Federal Funds Effective Rate, respectively.

          "Anti-Terrorism Laws" has the meaning assigned to such term in Section 3.16(a).

          "Applicable Percentage" means (a) with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment, and (b) with respect to any Term Lender, (i) prior to the Initial Funding Date, the percentage of the total Term Commitments represented by such Lender's Term Commitment, and (ii) thereafter, the percentage of the principal amount of the Term Loans represented by such Lender's Term Loans. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

          "Applicable Rate" means, for any day, (a) for each ABR Loan, a rate per annum equal to 0.75% and (b) for each Eurodollar Loan, a rate per annum equal to 1.75%; provided, however, that in the event that, and at all times during which, after June 30, 2005, TEP shall not have the ability under all Requirements of Law (including all orders of the ACC) to distribute 100% of its current year net income to its shareholders, "Applicable Rate" shall mean (i) for each ABR Loan, a rate per annum equal to 1.0% and (ii) for each Eurodollar Loan, a rate per annum equal to 2.0%.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Arranger" means Union Bank, as Lead Arranger for the credit facilities established by this Agreement.


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          "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

          "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

          "Borrower" means UniSource Energy Corporation, an Arizona corporation.

          "Borrower Cash Flow" means, for any period, (a) the aggregate amount of Restricted Payments received by the Borrower from the Subsidiaries during such period; plus (b) the aggregate amount of payments received by the Borrower during such period under the UniSource Tax Sharing Agreement; plus (c) the aggregate amount of cash interest earnings and cash dividends received by the Borrower during such period in respect of any Permitted Investments of the Borrower; minus (d) the aggregate amount of Taxes paid by the Borrower in cash during such period.

          "Borrower Debt Service" means, for any period, (a) the aggregate amount of all cash payments made by the Borrower during such period that, in accordance with GAAP, are or should be included in "interest paid, net of amounts capitalized" and "capital lease interest paid" reflected in the statement of cash flows for the Borrower on a stand alone basis, plus (b) the aggregate amount of all scheduled principal payments on Indebtedness of the Borrower made or required to be made by the Borrower during such period (including any such scheduled principal payments required to be made during such period that were prepaid by the Borrower during such period), determined for the Borrower on a stand alone basis; provided, however, that principal and interest payments with respect to a debt obligation in the principal amount of $95,000,000 owed by the Borrower to TEP, which debt obligation (and all accrued interest thereon) was repaid in full on March 1, 2005, shall be excluded for purposes of calculating Borrower Debt Service.

          "Borrower Pledge Agreement" means the Borrower Pledge Agreement in the form of Exhibit B, to be executed and delivered by the Borrower.

          "Borrower Subsidiary" means a Subsidiary of the Borrower that is not a TEP Subsidiary or a UES Subsidiary.

          "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

          "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

          "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in Los Angeles, California or New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

          "Capital Lease Investment" of any Person means the aggregate outstanding capitalized amount of Capital Lease Obligations of such Person and its subsidiaries that are owned by such Person or its subsidiaries and in respect of which such Person or one or more of its subsidiaries has the right to receive all future payments to be made.

          "Capital Lease Obligations" of any Person means the obligations of such Person and its subsidiaries to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

          "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

          "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.13(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

          "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans, and when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Commitment.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" means all "Collateral", as defined in any applicable Security Document.

          "Commitment" means a Revolving Commitment, a Term Commitment or any combination thereof (as the context requires).

          "Consolidated EBITDA" means, with respect to any Person for any period, Consolidated Net Income of such Person and its subsidiaries for such period plus, to the extent deducted in computing such Consolidated Net Income, without duplication, the sum of (a) interest expense, (b) any tax expense based on income, (c) depreciation expense, (d) amortization expense, including amortization of deferred financing fees, (e) extraordinary losses and non-recurring charges, (f) non-cash charges (including the non-cash portion of pension expense and non-cash interest expense), (g) losses on asset sales, (h) restructuring charges or provisions, (i) in the case of any period that includes a period ending during the fiscal year 2005, Transaction Expenses, (j) expenses or charges incurred in connection with any issuance of debt or equity securities, (k) any fees and expenses related to Permitted Acquisitions, (l) deductions for minority interest expense and (m) one-time expenses resulting from the consummation of the Transactions, minus, to the extent added in computing such Consolidated Net Income, without duplication, the sum of (i) interest income, (ii) extraordinary or non-recurring gains, (iii) gains on asset sales, (iv) additions for minority interest income and (v) other non-cash items increasing such Consolidated Net Income, all as determined on a consolidated basis in accordance with GAAP; provided that (A) there shall be included in determining Consolidated EBITDA for the Borrower for any period the Acquired EBITDA of any Person, property, business or asset acquired to the extent not subsequently sold, transferred or otherwise disposed of (but not including the Acquired EBITDA of any related Person, property, business or assets to the extent not so acquired) by the Borrower or any Subsidiary during such period (each such Person, property, business or asset acquired and not subsequently so disposed of, an "Acquired Entity or Business"), in each case based on the actual Acquired EBITDA of such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition), (B) for purposes of the definition of the term "Permitted Acquisition" and Sections 6.04 and 6.13, there shall be an adjustment to Consolidated EBITDA for the Borrower in respect of each Acquired Entity or Business equal to the amount of the Pro Forma Adjustment with respect to such Acquired Entity or Business for such period (including the portion thereof occurring prior to such acquisition) as specified in the Pro Forma Adjustment Certificate delivered to the Lenders and the Administrative Agent, and (C) for purposes of Section 6.04 and 6.13 only, there shall be excluded in determining Consolidated EBITDA for the Borrower for any period the Acquired EBITDA of any Person, property, business or asset sold, transferred or otherwise disposed of by the Borrower of any Subsidiary during such period (each Person, property, business or asset so sold or disposed of, a "Sold Entity or Business"), in each case based on the actual Acquired EBITDA of such Sold Entity or Business for such period (including the portion thereof occurring prior to such sale, transfer or disposition).

          "Consolidated Net Income" means, for any fiscal period for any Person, net income of such Person and its subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Subsidiary" means, at any date, each Subsidiary the accounts of which would be consolidated with those of the Borrower in the Borrower's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date.

          "Consolidated Total Indebtedness" means, as of the last day of any fiscal quarter, (a) the sum (without duplication) for the Borrower and the Subsidiaries as of such day of (i) the aggregate outstanding principal amount of the Loans, (ii) the aggregate outstanding principal amount of other Indebtedness for borrowed money (including Guarantees thereof), (iii) the principal amount of all obligations in respect of Hedging Agreements of the Borrower and the Subsidiaries (computed as set forth in the penultimate sentence of the definition of "Material Indebtedness") and (iv) the aggregate outstanding capitalized amount of Capital Lease Obligations, minus (b) the sum (without duplication) as of such day of (i) the aggregate outstanding capitalized amount of the Capital Lease Investments of the Borrower and the Subsidiaries as of such day and (ii) to the extent included in clause (a)(ii) above, any Treasury Indebtedness of the Borrower and the Subsidiaries as of such day, all as determined on a consolidated basis in accordance with GAAP.

          "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

          "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

          "Disclosure Documents" means the Annual Report on Form 10-K of the Borrower for the fiscal year ended December 31, 2004, as filed with the SEC.

          "Documentation Agent" means Commerzbank AG New York and Grand Cayman Branches, in its capacity as documentation agent for the Lenders.

          "dollars" or "$" refers to lawful money of the United States of America.

          "Effective Date" means the date on which the conditions specified in
Section 4.01 are satisfied (or waived in accordance with Section 9.02).

          "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

          "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

          "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

          "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC of any notice of its intent to institute proceedings to terminate any Plan or to appoint a trustee to administer any Plan under Section 4042 of ERISA or the providing of notice by a plan administrator of the intent to terminate any Plan under Section 4041 of ERISA; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

          "Event of Default" has the meaning assigned to such term in Article
VII.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which such recipient is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.17(b)), any withholding tax that is imposed by the United States of America on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender's failure to comply with Section 2.15(d).


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


          "Fair Value" means, with respect to any assets or property owned by the Borrower or any Subsidiary, the fair market value thereof as determined from time to time by the Board of Directors (or a duly constituted committee thereof) of the Borrower or such Subsidiary in good faith.

          "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "FERC" means the Federal Energy Regulatory Commission.

          "Final Maturity Date" means the date that occurs five (5) years after the Effective Date.

          "Final Order" means, with respect to the ACC, a final order of the ACC that is subject to no further proceedings before the ACC.

          "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.

          "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States of America.

          "GAAP" means generally accepted accounting principles in the United States of America.

          "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

          "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

          "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

          "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement or other interest or currency exchange rate hedging arrangement.

          "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

          "Indemnified Taxes" means Taxes other than Excluded Taxes.

          "Information Memorandum" means the Confidential Information Memorandum dated March 2005 relating to the Borrower and the Transactions.

          "Initial Funding Date" means the first date on which all or any portion of the Term Loan is made by the Term Lenders to the Borrower pursuant to the terms and conditions contained herein.

          "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or a Term Borrowing in accordance with Section 2.05.

          "Interest Payment Date" means (a) with respect to any ABR Loan, the last Business Day of each March, June, September and December, and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

          "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (which initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing) and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.

          "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

          "Leverage Ratio" means, as of any date, the ratio of (a) Consolidated Total Indebtedness on the last day of the most recent fiscal quarter ended prior to such date for which financial statements are required to be delivered to the Lenders pursuant to Section 5.01(a) or (b) to (b) Consolidated EBITDA of the Borrower and the Subsidiaries for the four-fiscal-quarter period ended on the last day of such fiscal quarter.

          "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum determined by the Administrative Agent at approximately 11:00 a.m., London time, on the date that is two Business Days prior to the commencement of such Interest Period by reference to the British Bankers' Association Interest Settlement Rates for deposits in dollars (as set forth by the Bloomberg Information Service or any successor thereto or any other service selected by the Administrative Agent which has been nominated by the British Bankers' Association as an authorized information vendor for the purpose of displaying such rates) for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate per annum at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period would be offered to the Administrative Agent in the London interbank market at approximately 12:00 noon, London time, on the date that is two Business Days prior to the beginning of such Interest Period.

          "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

          "Limited Subsidiaries" means all of the Subsidiaries other than TEP, the Millennium Entities, and any other Person that becomes a Subsidiary after the Effective Date.

          "Loan Documents" means this Agreement, any promissory note delivered pursuant to Section 2.07, and the Security Documents.

          "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) the financial condition, assets, operations or business of the Borrower and the Subsidiaries taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document or (c) the rights of or benefits available to the Administrative Agent or the Lenders under any Loan Document.

          "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Borrower and the Significant Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time. "Material Indebtedness" shall not include at any time any Indebtedness that is non-recourse to the Borrower and the Significant Subsidiaries.

          "MEG" means Millennium Environmental Group, Inc., an Arizona corporation.

          "Millennium" means Millennium Energy Holdings, Inc., an Arizona corporation.

          "Millennium Entities" means Millennium, all subsidiaries of Millennium and all other Persons Controlled by Millennium and/or the subsidiaries of Millennium.

          "Moody's" means Moody's Investors Service, Inc. or any successor thereto.

          "Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

          "Obligations" means (a)(i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Borrower under this Agreement, the other Loan Documents and the Specified Hedge Agreements; and (b) the due and punctual performance of all other covenants, agreements, obligations and liabilities of the Borrower under or pursuant to this Agreement, the other Loan Documents and the Specified Hedge Agreements; provided, that (i) obligations of the Borrower under any Specified Hedge Agreement shall be secured pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and (ii) any release of Collateral effected in the manner permitted by this Agreement or the Security Documents shall not require the consent of holders of obligations under Specified Hedge Agreements.

          "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

          "Outside Funding Date" means June 30, 2005.

          "Participant" has the meaning assigned to such term in Section 9.04.

          "Patriot Act" has the meaning assigned to such term in Section 9.14.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

          "Permitted Acquisition" means the acquisition of Capital Stock by the Borrower or the acquisition (whether pursuant to any acquisition of Capital Stock, assets or otherwise) by any Subsidiary of (x) assets constituting a business unit located in the United States or (y) Capital Stock of Persons constituted a resident in the United States (or any state thereof), but only if
(a) such acquisition and all transactions related thereto shall be consummated in accordance with applicable law; (b) no Default or Event of Default shall have occurred and be continuing at the time of such acquisition or would occur after giving effect to such acquisition and the Borrower and the Subsidiaries shall be in compliance with Section 6.03(b) after giving effect to such acquisition; and
(c) the Borrower shall be in compliance, on a pro forma basis after giving effect to such acquisition (including any Indebtedness assumed or permitted to exist or incurred pursuant to Sections 6.01(a)(ix) or (x), respectively, and any related Pro Forma Adjustment), with the covenants set forth in Sections 6.12 and 6.13, as such covenants are recomputed as at the last day of the most recently ended fiscal quarter under such Sections as if such acquisition had occurred on the first day of the four-fiscal-quarter period ended on such date, and such compliance shall have been certified in a certificate of a Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, delivered to the Administrative Agent.

          "Permitted Encumbrances" means:

          (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

          (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

          (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

          (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

          (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

          (f) ground leases, easements and joint use agreements in respect of real property on which facilities owned or leased by the Borrower or any of the Subsidiaries are located and which in each case, do not interfere in any material respect with the business of the Borrower and the Subsidiaries taken as a whole;

          (g) any interest or title of a lessor or secured by a lessor's interest under any lease permitted by this Agreement and which in each case, do not interfere in any material respect with the business of the Borrower and the Subsidiaries taken as a whole;

          (h) Liens incurred by the licensing of trademarks by the Borrower or any Subsidiary to others in the ordinary course of business;

          (i) leases or subleases granted to others, not interfering in any material respect with the business of the Borrower and the Subsidiaries taken as a whole;

          (j) easements, licenses, restrictions, exceptions, reservations or other outstanding interests in or against any property and/or rights-of-way of the Borrower or any Subsidiary created or existing by way of, or for the purpose of, public highways, private roads, railroads, railroad sidetracks, pipelines, coal-hauling facilities, ash disposal facilities and fuel-handling activities used in connection with the operation of a generating unit, gas transportation lines, transmission lines, distribution lines, telegraph or telephone lines, mains, ditches, canals and other like purposes; water rights of any Governmental Authorities or other Person; and building and use restrictions, and which in each case, do not interfere in any material respect with the business of the Borrower and the Subsidiaries taken as a whole;

          (k) any obligations or duties affecting the property of the Borrower or any Subsidiary to any Governmental Authority with respect to any franchise, grant, license or permit from such Governmental Authority;

          (l) defects in title to overflow and flood lands and rights, and in title to rights-of-way for roads, transmission lines, distribution lines, mains, ditches, canals, telegraph or telephone lines, railroads, railroad sidetracks or for other purposes of the Borrower or any Subsidiary over public or private property, none of which materially impair the use of the property affected thereby;

          (m) rights reserved to or vested in any Governmental Authority by the terms of any right, power, franchise, grant, license or permit, or by any provision of law, to terminate such right, power, franchise, grant, license or permit or to purchase or recapture or to designate a purchaser of any of the property of the Borrower or any Subsidiary or otherwise to control or regulate any property of the Borrower or any Subsidiary and which in each case, do not interfere in any material respect with the business of the Borrower and the Subsidiaries taken as a whole;

          (n) rights granted or created or burdens assumed by the Borrower or any Subsidiary under agreements for the joint use of poles and equipment, and similar agreements; and burdens created under any law or governmental regulation or permit requiring the Borrower or any Subsidiary to maintain certain facilities or perform certain acts as a condition of the Borrower's or any Subsidiary's occupancy of or interference with any public lands or any river or stream or navigable waters or bridge or highway and which in each case, do not interfere in any material respect with the business of the Borrower and the Subsidiaries taken as a whole; and

          (o) any right of use, ingress, egress, partition, easement, license or reservation, contractual or otherwise, of any common owner in any property, plant, system or facility owned by the Borrower or any Subsidiary with another party; and any lien securing indebtedness of any such common owner, neither payable by, nor assumed nor guaranteed by, the Borrower or any Subsidiary, existing as to any undivided interest of such other common owner in such common owned property and which in each case, do not interfere in any material respect with the business of the Borrower and the Subsidiaries taken as a whole;

provided, that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness except as set forth in clause (o) above.

          "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within 24 months from the date of acquisition thereof;

          (b) securities issued by any state of the United States or any political subdivision or public instrumentality of any such state having maturities of not more than 24 months from the date of acquisition thereof and, at the time of acquisition, having an investment grade rating generally obtainable from either S&P or Moody's;

          (c) investments in commercial paper maturing within 12 months from the date of acquisition thereof and having, at such date of acquisition, a credit rating of at least A-2 or P-2 from S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

          (d) investments in certificates of deposit, banker's acceptances and time deposits maturing within 12 months from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (e) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a), (b), (c) or (d) above and entered into with a financial institution satisfying the criteria described in clause (d) above or a securities dealer of nationally recognized standing; and

          (f) shares of investment companies that are registered under the Investment Company Act of 1940 and invest solely in one or more of the types of securities described in clauses (a) through (e) above.

          "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

          "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

          "Pro Forma Adjustment" means, for any period that includes any of the four fiscal quarters first following any Permitted Acquisition, with respect to the Acquired EBITDA of the applicable Acquired Entity or Business and/or with respect to the Consolidated EBITDA of the Borrower and the Subsidiaries after giving effect to such Permitted Acquisition, the pro forma increase or decrease in such Acquired EBITDA and/or the Consolidated EBITDA of the Borrower and the Subsidiaries after giving effect to such Permitted Acquisition, as the case may be, projected by the Borrower in good faith as a result of reasonably identifiable and supportable net cost savings or additional net costs, as the case may be, determined in accordance with Sections 1.04 and 1.05.

          "Pro Forma Adjustment Certificate" means any certificate of a Financial Officer delivered pursuant to Section 5.01(k).

          "Pro Forma Entity" means any Acquired Entity or Business or any Sold Entity or Business.

          "PUHCA" means the Public Utility Holding Company Act of 1935, as amended.

          "Qualified Counterparty" means, with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

          "Rating Agencies" means either of Moody's or S&P.

          "Reference Rate" means the variable rate of interest per annum established by Union Bank from time to time as its "reference rate". Such "reference rate" is set by Union Bank as a general reference rate of interest, taking into account such factors as Union Bank may deem appropriate, it being understood that many of Union Bank's commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that Union Bank may make various commercial or other loans at rates of interest having no relationship to such rate. For purposes of this Agreement, each change in the Reference Rate shall be effective as of the opening of business on the date announced as the effective date of any change in such "reference rate".

          "Register" has the meaning assigned to such term in Section 9.04(c).

          "Regulation D" means Regulation D of the Board.

          "Regulation U" means Regulation U of the Board.

          "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such Person and such Person's Affiliates.

          "Repayment Date" means the last Business Day of each March, June, September and December, commencing with (i) if the Initial Funding Date occurs prior to June 1, 2005, June 30, 2005, or (ii) if the Initial Funding Date occurs on or after June 1, 2005, September 30, 2005.

          "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing a majority of the sum of the total Revolving Exposures, Term Loans and unused Commitments at such time.

          "Requirement of Law" means, as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

          "Restricted Payment" means, as to any Person, any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in such Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in such Person or any option, warrant or other right to acquire any such Equity Interests in such Person.

          "Revolving Availability Period" means the period from and after the Effective Date to but excluding the earlier of the Final Maturity Date and the date of the termination of the Revolving Commitments.

          "Revolving Borrowing" means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Revolving Loans, as to which a single Interest Period is in effect.

          "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate permitted amount of such Lender's Revolving Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section
9.04. The initial amount of each Lender's Revolving Commitment is set forth on
Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $15,000,000.

          "Revolving Exposure" means, with respect to any Lender at any time, the sum of the aggregate outstanding principal amount of such Lender's Revolving Loans at such time.

          "Revolving Lender" means a Lender with a Revolving Commitment, or if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

          "Revolving Loan" means a Loan made pursuant to clause (b) of Section 2.01.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

          "San Carlos" means San Carlos Resources Inc., an Arizona corporation.

          "SEC" means the Securities and Exchange Commission.

          "Security Documents" means the Borrower Pledge Agreement and each of the other security agreements, pledges, mortgages, assignments (collateral or otherwise) and consents, if any, and each other security agreement or other instrument or document executed and delivered pursuant to any of the foregoing documents, in each case to secure any of the Obligations.

          "Significant Subsidiary" means (a) TEP, (b) San Carlos, (c) any Subsidiary that directly or indirectly owns or Controls any other Significant Subsidiary and (d) any other Subsidiary of the Borrower whose direct or indirect proportionate share of consolidated total assets as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) was greater than or equal to 15% of the consolidated total assets as of such date of the Borrower and the Subsidiaries, taken as a whole. For purposes of making the determinations required by this definition, revenues and assets of foreign Subsidiaries shall be converted into dollars at the rates used in preparing the consolidated balance sheet of the Borrower included in the applicable financial statements.

          "Sold Entity or Business" shall have the meaning provided in the definition of the term "Consolidated EBITDA".

          "Solvent" means, with respect to any Person, as of any date of determination, that (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and
(ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

          "Southwest Energy" means Southwest Energy Solutions, Inc.

          "Specified Hedge Agreement" means any Hedging Agreement entered into by the Borrower and any Qualified Counterparty.

          "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

          "Subordinated Debt" means unsecured Indebtedness of the Borrower and the Subsidiaries subordinated in right of payment to the Obligations.

          "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled by the parent or one or more subsidiaries of the parent.

          "Subsidiary" means any subsidiary of the Borrower.

          "Syndication Agent" means The Bank of New York, in its capacity as syndication agent for the Lenders.

          "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

          "TEP" means Tucson Electric Power Company, an Arizona corporation.

          "TEP Bond Delivery Agreement" means that certain Bond Delivery Agreement, dated as of March 25, 2004, between TEP and the TEP Paying Agent.

          "TEP Collateral Mortgage Bonds" means the Second Mortgage Bonds, Collateral Series D, substantially in the form attached to the TEP Fifth Supplemental Indenture.

          "TEP Credit Agreement" means that certain Credit Agreement, dated as of March 25, 2004, by and among TEP, the lenders party thereto, the issuing banks party thereto, JPMorgan Chase Bank, Credit Suisse First Boston, acting through its Cayman Island Branch, and Lehman Brothers Inc., as co-administrative agents, The Bank of New York, as documentation agent, and the TEP Paying Agent, and any refinancing or renewal thereof so long as such refinancing or renewal complies with the provisions of Section 6.11.

          "TEP Fifth Supplemental Indenture" means Supplemental Indenture No. 5 under the TEP Second Indenture, by and between TEP and The Bank of New York (successor in trust to Bank of Montreal Trust Company), as trustee.

          "TEP First Indenture" means the Indenture, dated as of April 1, 1941, of The Tucson Gas, Electric Light and Power Company, a predecessor to TEP, to The Chase National Bank of the City of New York, as trustee, a predecessor to JPMorgan Chase Bank, as amended, supplemented or otherwise modified from time to time.

          "TEP First Mortgage Bonds" means TEP's First Mortgage Bonds issued under the TEP First Indenture.

          "TEP Indentures" means the TEP First Indenture and the TEP Second Indenture.

          "TEP Loan Documents" means the TEP Credit Agreement, the TEP Bond Delivery Agreement, the TEP Fifth Supplemental Indenture, the TEP Collateral Mortgage Bonds, the TEP Revenue Bond Pledge Agreements and the other TEP Security Documents.

          "TEP Paying Agent" means Credit Suisse First Boston, acting through its Cayman Island Branch, in its capacity as paying agent for the lenders under the TEP Credit Agreement.

          "TEP Revenue Bond Pledge Agreements" means, collectively, all pledge agreements executed in connection with the TEP Credit Agreement.

          "TEP Second Indenture" means the Indenture of Mortgage and Deed of Trust, dated as of December 1, 1992, of TEP to The Bank of New York (successor in trust to Bank of Montreal Trust Company), as trustee, as amended, supplemented or otherwise modified from time to time.

          "TEP Second Mortgage Bonds" means TEP's Second Mortgage Bonds issued under the TEP Second Indenture.

          "TEP Security Documents" means the TEP Indentures, the TEP Fifth Supplemental Indenture, the TEP Collateral Mortgage Bonds, the TEP Bond Delivery Agreement, the TEP Revenue Bond Pledge Agreements, and each other security agreement or other instrument or document executed and delivered pursuant to the TEP Loan Documents (including, without limitation, (i) any supplemental indenture to the TEP Second Indenture providing for the issuance of TEP Second Mortgage Bonds to secure the obligations of TEP under any refinancing or renewal of the TEP Credit Agreement and (ii) any TEP Second Mortgage Bonds issued pursuant to any such supplemental indenture).

          "TEP Subsidiary" means any subsidiary of TEP.

          "Term Borrowing" means Term Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Term Loans, as to which a single Interest Period is in effect.

          "Term Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans hereunder on or after the Effective Date and on or before the Outside Funding Date, expressed as an amount representing the maximum principal amount of the Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Term Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Commitment, as applicable. The initial aggregate amount of the Lenders' Term Commitments is $90,000,000.

          "Term Lender" means a Lender with a Term Commitment or an outstanding Term Loan.

          "Term Loan" means a Loan made pursuant to clause (a) of Section 2.01.

          "Transaction Expenses" means any fees or expenses incurred or paid by the Borrower or any Subsidiary in connection with the Transactions and the other transactions contemplated hereby.

          "Transactions" means the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

          "Treasury Indebtedness" means, with respect to any Person, the aggregate outstanding principal amount of Indebtedness of such Person and its subsidiaries that is owned by such Person or its subsidiaries and in respect of which such Person or one or more of its subsidiaries has the right to receive, pursuant to the terms of such Indebtedness, all future principal, interest and other payments to be made with respect thereto.

          "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

          "UED" means UniSource Energy Development Company, an Arizona corporation.

          "UES" means UniSource Energy Services, Inc., an Arizona corporation.

          "UES Subsidiary" means any subsidiary of UES.

          "Union Bank" means Union Bank of California, N.A., a national banking association.

          "UniSource Tax Sharing Agreement" means the Tucson Electric Power Company and Subsidiaries Income Tax Allocation Policy & Procedures, Effective
Date: January 1, 1997, as the same may be amended, supplemented, replaced or otherwise modified from time to time. The Borrower acknowledges and agrees that references in the UniSource Tax Sharing Agreement (as in effect on the Effective
Date) to "TEP" and the "TEP Group" have been, and will continue to be, deemed to comprise the Borrower and the Borrower and its Subsidiaries, respectively.

          "Unrestricted Cash" means cash and Permitted Investments of the Borrower and the Subsidiaries, in each case not subject to a Lien (including, without limitation, any Lien permitted hereunder), setoff (other than ordinary course setoff rights of a depository bank arising under a bank depository agreement for customary fees, charges and other account-related expenses due to such depository bank thereunder), counterclaim, recoupment, defense or other right in favor of any Person and, in the case of any such cash and Permitted Investments of any Subsidiary, not subject to any legal, contractual or other restriction on the ability of such Subsidiary to distribute all such cash and Permitted Investments to the Borrower.

          "UNS Credit Agreement" means the Credit Agreement, dated as of April 15, 2005, among UNS Gas and UNS Electric, as borrowers, UES, as guarantor, the banks named therein and the other lenders from time to time party thereto, and Union Bank, as administrative agent.

          "UNS Electric" means UNS Electric, Inc., an Arizona corporation.

          "UNS Gas" means UNS Gas, Inc., an Arizona corporation.

          "UNS Note Agreements" means, collectively, (i) the Note Purchase and Guaranty Agreement, dated as of August 11, 2003, among UNS Electric, UES and the Purchasers named therein, and (ii) the Note Purchase and Guaranty Agreement, dated as of August 11, 2003, among UNS Gas, UES and the Purchasers named therein.

          "UNS Loan Documents" means the UNS Credit Agreement, the UNS Note Agreements and all instruments, documents and agreements entered into by UES, UNS Gas and UNS Electric in connection therewith.

          "Utility Business" means the business of producing, developing, generating, transmitting, distributing, selling or supplying electrical energy or natural gas for any purpose, or any business incidental thereto or necessary in connection therewith, or any business reasonably desirable in connection therewith which the ACC or other utility regulatory body shall have authorized TEP, any TEP Subsidiary, UES or any UES Subsidiary to enter.

          "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

          SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

          SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (including the effects of the application or discontinuance of the application of accounting for the effects of regulation to all or any portion of the Borrower's operations), or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

          SECTION 1.05. Pro Forma Calculations. All pro forma calculations permitted or required to be made by the Borrower or any Subsidiary pursuant to this Agreement shall (a) include only those adjustments that would be permitted or required by Regulation S-X under the Securities Act of 1933, as amended, and
(b) be certified to by a Financial Officer as having been prepared in good faith based upon assumptions believed to be reasonable.

                                   ARTICLE II
                                   The Credits
                                   -----------

          SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make Term Loans to the Borrower from time to time during the period from and including the Effective Date to and including the Outside Funding Date (but in any event on no more than five (5) dates during such period) in an aggregate principal amount not exceeding its Term Commitment and (b) to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (x) such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment or (y) the sum of the total Revolving Exposures exceeding the Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

          SECTION 2.02. Loans and Borrowings.

          (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

          (b) Subject to Section 2.12, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

          (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of eight (8) Eurodollar Borrowings outstanding.

          (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Final Maturity Date.

          SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., Los Angeles, California time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Los Angeles, California time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

               (i) whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing;

               (ii) the aggregate amount of such Borrowing;

               (iii) the date of such Borrowing, which shall be a Business Day;

               (iv) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

               (v) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

               (vi) the location and number of the Borrower's account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

          SECTION 2.04. Funding of Borrowings.

          (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 10:00 a.m., Los Angeles, California time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower designated by the Borrower in the applicable Borrowing Request.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may in its sole discretion assume that such Lender has made such share available on such date in accordance with paragraph
(a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.05. Interest Elections.

          (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

          (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

          (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

               (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

               (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

               (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

               (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

          (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

          (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.06. Termination and Reduction of Commitments.

          (a) Unless previously terminated, (i) the unused Term Commitments shall terminate at 2:00 p.m., Los Angeles, California time, on the Outside Funding Date and (ii) the Revolving Commitments shall terminate on the Final Maturity Date.

          (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000, and (ii) the Borrower shall not terminate or reduce any Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.09, the aggregate Revolving Exposures would exceed the aggregate Revolving Commitments.

          (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.07. Repayment of Loans; Evidence of Debt.

          (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Final Maturity Date; and (ii) to the Administrative Agent for the account of each Term Lender the then unpaid principal amount of the Term Loans of such Term Lender as provided in Section 2.08.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d) The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.08. Amortization of Term Loans.

          (a) Subject to adjustment pursuant to paragraph (c) of this Section, on each Repayment Date occurring prior to the Final Maturity Date, the Borrower shall pay to the Administrative Agent, for the account of the Term Lenders, a principal amount of the Term Loans in an aggregate amount equal to $1,250,000.

          (b) To the extent not previously paid, all Term Loans shall be due and payable on the Final Maturity Date.

          (c) Any prepayment of a Term Borrowing shall be applied to reduce the subsequent scheduled repayments of Term Borrowings to be made pursuant to this Section ratably.

          SECTION 2.09. Prepayment of Loans.

          (a) Subject to prior notice in accordance with paragraph (e) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty (subject, in the case of any prepayment of a Eurodollar Borrowing, to Section 2.14).

          (b) On the date of any termination of the Revolving Commitments, the Borrower shall repay or prepay all outstanding Revolving Borrowings. If, as a result of any partial reduction of the Revolving Commitments, the sum of the Revolving Exposures would exceed the total Revolving Commitments after giving effect thereto, then the Borrower shall, on the date of such reduction, repay or prepay Revolving Borrowings in an amount equal to such excess.

          (c) In the event that (i) all or a majority of the voting Capital Stock of UNS Gas or UNS Electric is sold, transferred or otherwise conveyed to any Person (other than a wholly-owned Subsidiary of UES), or (ii) all or substantially all of the assets of UNS Gas or UNS Electric are sold, transferred, leased or otherwise conveyed to any Person (other than a wholly-owned Subsidiary of UES), in each case in any one transaction or series of transactions, and at any time thereafter UES pays or makes a Restricted Payment in cash to the Borrower, the Borrower shall repay or prepay outstanding Borrowings (if any) in a principal amount equal to 50% of each such cash Restricted Payment; provided, however, that (A) the Borrower shall repay or prepay in full the outstanding principal amount of the Term Loan prior to prepaying any Revolving Borrowings, and (B) the aggregate amount of repayments and prepayments required to be made by the Borrower pursuant to this paragraph
(c) shall not exceed 50% of the aggregate net proceeds from any such transaction or transactions. The Borrower acknowledges and agrees that this paragraph (c) shall not constitute (1) a waiver of any Default or Event of Default that may occur if and to the extent that any such transaction is not permitted by the terms of this Agreement or any other Loan Document or (2) a consent by the Lenders to any such prohibited transaction.

          (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

          (e) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., Los Angeles, California time, three Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., Los Angeles, California time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.11 and any amounts required to be paid pursuant to Section 2.14 in connection with such prepayment.

          SECTION 2.10. Fees.

          (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at a rate equal to 0.50% per annum on the daily unused amount of each Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears (i) in the case of commitment fees in respect of the

Revolving Commitments, on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, and (ii) in the case of commitment fees in respect of the Term Commitments, on the Outside Funding Date or any earlier date on which such Commitments terminate. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (b) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon by the Borrower and the Administrative Agent.

          (c) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.11. Interest.

          (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) Notwithstanding the foregoing, upon the occurrence and during the continuance of an Event of Default, (i) each ABR Loan shall bear interest at a rate of 2.0% per annum in excess of the rate set forth in paragraph (a) of this Section and (ii) each Eurodollar Loan shall bear interest at a rate of 2.0% per annum in excess of the rate set forth in paragraph (b) of this Section until the Interest Period applicable thereto shall have expired and thereafter at a per annum rate equal to the Alternate Base Rate plus the Applicable Rate for ABR Loans plus 2.0%. In addition, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (A) in the case of overdue principal of any Loan, 2.0% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (B) in the case of any other amount, 2.0% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

          (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Reference Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

          SECTION 2.12. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

               (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

               (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

          SECTION 2.13. Increased Costs.

          (a) If any Change in Law shall:

               (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or the Administrative Agent (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

               (ii) impose on any Lender, the Administrative Agent or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender, to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

          (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.14. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.06(c) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.17, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any applicable Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such

Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the Eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.15. Taxes.

          (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

          (c) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (d) Any Foreign Lender shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by the law of the jurisdiction in which the Borrower is located, or by any treaty to which such jurisdiction is a party, or reasonably requested by the Borrower as will permit such payments to be made without withholding.

          (e) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          SECTION 2.16. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

          (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.13, 2.14 or 2.15, or otherwise) prior to 10:00 a.m., Los Angeles, California time, on the date when due, in immediately available funds, without set-off, counterclaim, recoupment or deduction of any kind. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices located at 445 South Figueroa Street, Los Angeles, California 90071 (or such other office as the Administrative Agent shall from time to time designate to the Borrower), except that payments pursuant to Sections 2.13, 2.14, 2.15 and
9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder or under any other Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any commitments fees or any payment accruing interest, such commitment fees and such interest shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

          (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(b) or 2.16(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.17. Mitigation Obligations; Replacement of Lenders.

          (a) If any Lender requests compensation under Section 2.13, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.13 or 2.15, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If (i) any Lender requests compensation under Section 2.13, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.15,
(iii) any Lender defaults in its obligation to fund Loans hereunder, or (iv) any Lender has not consented to a proposed amendment, waiver or modification under this Agreement that requires the consent of all Lenders and which has been approved by the Required Lenders, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all of its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (C) in the case of any such assignment resulting from a claim for compensation under Section 2.13 or payments required to be made pursuant to Section 2.15, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

          SECTION 2.18. Illegality. Notwithstanding any other provision of this Agreement, if any Change in Law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for any Lender to perform its obligations hereunder to make, continue or convert into Eurodollar Loans, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent,
(a) the obligation of such Lender to make, continue or convert into Eurodollar Loans shall be suspended until the Administrative Agent notifies the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist, and (b) the Borrower shall forthwith prepay in full all Eurodollar Loans of such Lender then outstanding, together with accrued and unpaid interest thereon, unless the Borrower, within five Business Days of such notice and demand, converts all Eurodollar Loans of all Lenders then outstanding into ABR Loans in accordance with the terms hereof.

                                   ARTICLE III
                         Representations and Warranties
                         ------------------------------

          The Borrower represents and warrants to the Administrative Agent and the Lenders that:

          SECTION 3.01. Organization; Powers. The Borrower and each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite corporate, partnership, limited liability company or other applicable organizational power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization; Enforceability. The Transactions are within the Borrower's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which the Borrower is to be a party, when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any Requirement of Law, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or its assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary, except Liens created under the Loan Documents.

          SECTION 3.04. Financial Condition; No Material Adverse Change.

          (a) The audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows of the Borrower and the Subsidiaries for the fiscal year ended December 31, 2004 and the most recent financial statements delivered by the Borrower pursuant to Section 5.01(a) or (b) present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and the Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements delivered pursuant to Section 5.01(b). Neither the Borrower nor any Subsidiary had, at the date of the most recent balance sheet referred to above, any Guarantee, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which, in any case, was material to the Borrower and the Subsidiaries, taken as a whole, and which was not reflected in the foregoing statements or in the notes thereto. Except as set forth on Schedule 3.04, during the period from December 31, 2004 to and including the Effective Date there has been no sale, transfer or other disposition by the Borrower or any Subsidiary of any part of its business or property, and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person), which, in either case, is material in relation to the consolidated financial condition of the Borrower and the Subsidiaries taken as a whole at December 31, 2004.

          (b) Except to the extent that any specific change is explicitly disclosed in the Disclosure Documents, since December 31, 2004, there has been no material adverse change in the financial condition, results of operations, business or prospects of the Borrower and the Subsidiaries, taken as a whole.

          SECTION 3.05. Properties.

          (a) Other than as explicitly disclosed in the Disclosure Documents, each of the Borrower and the Subsidiaries has good title to, or valid leasehold interests in, and enjoys peaceful and undisturbed possession of, all of its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

          (b) Each of the Borrower and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Borrower and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.06. Litigation and Environmental Matters.

          (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would, individually or in the aggregate, result in a Material Adverse Effect (except as explicitly disclosed in the Disclosure Documents) or (ii) that involve any of the Loan Documents or the Transactions.

          (b) Except as explicitly disclosed in the Disclosure Documents and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of any matters disclosed in the Disclosure Documents that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07. Compliance with Laws and Agreements. Except as explicitly disclosed in the Disclosure Documents, each of the Borrower and the Subsidiaries is in compliance with all Requirements of Law, including the Fair Labor Standards Act, the Americans with Disabilities Act, the Foreign Corrupt Practices Act and Anti-Terrorism Laws, applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the regulations of the Board. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in Regulation U.

          SECTION 3.09. Investment and Holding Company Status.

          (a) Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

          (b) The Borrower and the Subsidiaries are exempt from all provisions of PUHCA, except Section 9(a)(2) thereof; and no order, consent, approval or authorization is required under PUHCA in connection with the making of the Loans hereunder or the consummation of any of the other Transactions. The Borrower and the Subsidiaries are not subject to regulation under any Requirement of Law (other than Regulation X of the Board and Requirements of Law pertaining to utility regulation) which limits its ability to incur Indebtedness.

          SECTION 3.10. Taxes. Each of the Borrower and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.11. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount that has resulted or could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans by an amount that has resulted or could reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.12. Security Documents. On the Effective Date, the provisions of the Security Documents are effective to create, in favor of the Administrative Agent for the benefit of the secured parties thereunder, legal, valid and enforceable Liens on or in all of the Collateral subject thereto, and all necessary deliveries of property to the Administrative Agent and all necessary and appropriate recordings and filings have been made in all necessary and appropriate public offices so that the Liens created by such Security Documents constitute perfected Liens on or in all rights, titles, estates and interests of the Borrower and any applicable Subsidiaries in the Collateral covered thereby, prior and superior to all other Liens, and all necessary and appropriate consents to the creation and perfection of such Liens have been obtained. No mortgage or financing statement or other instrument or recordation covering all or any part of the Collateral is on file in any recording office which has not been terminated or released, except as may have been filed in favor of the Administrative Agent.

          SECTION 3.13. Disclosure. The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder (as modified or supplemented by, and taken together with, other information so furnished) contains any material misstatement of a fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to forward looking statements, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and notes that there can be no assurance that such expectations, beliefs or projections will be achieved or accomplished and that such projections are subject to an increasing degree of uncertainty as they relate to later periods of time.

          SECTION 3.14. Solvency. The Borrower is Solvent.

          SECTION 3.15. Labor Matters. There are no strikes or other labor disputes against the Borrower or any Subsidiary pending or, to the knowledge of the Borrower, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Borrower and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect. All payments due from the Borrower or any Subsidiary on account of employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower or the relevant Subsidiary.

          SECTION 3.16. Anti-Terrorism Laws.

          (a) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates is in violation of any Requirement of Law relating to terrorism or money laundering ("Anti-Terrorism Laws"), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the "Executive Order"), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

          (b) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates is any of the following:

               (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

               (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed on the Annex to, or is otherwise subject to the provisions of, the Executive Order;

               (iii) a Person with whom the Borrower is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

               (iv) a Person who commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order; or

               (v) a Person that is named as a "specially designated national or blocked person" on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.

          (c) Neither the Borrower nor, to the knowledge of the Borrower, any of its Affiliates (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b)(i), (ii), (iii) or (v) above or, to the knowledge of the Borrower, clause (b)(iv) above; (ii) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to the Executive Order; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

          (d) No broker or other agent (other than the Arranger) is acting for the benefit of the Borrower or any of its Affiliates, or benefiting in any capacity, in each case in connection with the Loan Documents.

          SECTION 3.17. Ownership of Subsidiaries. The Borrower is the legal and beneficial owner of all of the outstanding Capital Stock of TEP (other than 121 shares of Capital Stock thereof owned by independent third parties), UES, Millennium and UED. None of such Capital Stock owned by the Borrower is subject to any Lien, except for Liens on the Capital Stock of UES, Millennium and UED in favor of the Administrative Agent.

                                   ARTICLE IV
                              Conditions Precedent
                              --------------------

          SECTION 4.01. Effective Date. The obligations of the Lenders under this Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

               (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

               (b) The Administrative Agent shall have received a counterpart of the Borrower Pledge Agreement signed on behalf of the Borrower, together with (i) all documents, instruments and filings creating or perfecting the Lien of the Borrower Pledge Agreement; (ii) certificates representing the interest of the Borrower in each of its direct domestic Subsidiaries required to be pledged pursuant to the Borrower Pledge Agreement, accompanied by instruments of transfer and stock powers endorsed in blank; and (iii) all other documents and instruments required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Borrower Pledge Agreement.

               (c) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of (i) Thelen Reid & Priest LLP, New York counsel for the Borrower, substantially in the form of Exhibit C, and (ii) Vincent Nitido, Jr., Esq., General Counsel for the Borrower, substantially in the form of Exhibit D. The Borrower hereby requests such counsel to deliver such opinion.

               (d) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the authorization of the Transactions and any other legal matters relating to the Borrower, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

               (e) The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct, no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer, confirming the same as of the Effective Date.

               (f) Except for any specific change explicitly disclosed in the Disclosure Documents, since December 31, 2004, there shall have been no material adverse change in the financial condition, results of operations, business or prospects of the Borrower and the Subsidiaries, taken as a whole.

               (g) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer, confirming compliance with the conditions set forth in this Section 4.01.

               (h) The TEP Loan Documents shall be in full force and effect, and the Administrative Agent shall have received copies of the TEP Loan Documents, certified by a Financial Officer as complete and correct.

               (i) The Administrative Agent and the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable "know your customer" and anti-money laundering rules and regulations, including without limitation the Patriot Act.

               (j) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including all up-front fees and, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

               (k) All requisite Governmental Authorities and third parties, if any, shall have approved or consented to this Agreement and the other Loan Documents and the Transactions to the extent required and material (and the Administrative Agent shall have received certified copies of all such approvals and consents, which shall be in form and substance satisfactory to the Administrative Agent and the Lenders), no stay of any applicable regulatory approval shall have been issued and there shall be no litigation, governmental, administrative or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on this Agreement and the other Loan Documents or the Transactions.

               (l) The Administrative Agent shall have received a recapitalization plan for TEP, in form, scope and substance satisfactory to the Administrative Agent, that evidences the Borrower's intent to cause TEP to have the ability under applicable Arizona regulatory law (including orders of the ACC) to distribute 100% of its net income to its shareholders.

          SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, is subject to the satisfaction of the following conditions:

               (a) The Administrative Agent shall have received a Borrowing Request with respect to such Borrowing.

               (b) The representations and warranties of the Borrower set forth in this Agreement and the other Loan Documents shall be true and correct on and as of the date of such Borrowing, both before and after giving effect to such Borrowing and to the application of the proceeds thereof, as though made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct as of such earlier date).

               (c) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a),
(b) and (c) of this Section.

                                    ARTICLE V
                              Affirmative Covenants
                              ---------------------

          Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Administrative Agent and the Lenders that:

          SECTION 5.01. Financial Statements; Ratings Change and Other Information. The Borrower will furnish to the Administrative Agent (and the Administrative Agent will forward such copies to the Lenders):

               (a) as soon as available and in any event within 105 days after the end of each fiscal year of the Borrower, or 15 days after the date on which its annual report for such fiscal year is required to be filed with the SEC, whichever is later, audited consolidated statements of income and cash flows of the Borrower and the Subsidiaries for such year and the related consolidated balance sheets as of the end of such year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year, and accompanied by an opinion of independent public accountants of recognized national standing selected by the Borrower, which opinion shall not contain any qualification or exception as to the scope of such audit and shall state that the consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and the Subsidiaries as of the end of, and for, such fiscal year and have been prepared in accordance with GAAP, consistently applied (except where noted);

               (b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarterly periods of each fiscal year of the Borrower, or 15 days after the date on which its quarterly report for such fiscal quarterly period is required to be filed with the SEC, whichever is later, consolidated statements of income of the Borrower and the Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, consolidated statements of cash flows of the Borrower and the Subsidiaries from the beginning of the applicable fiscal year to the end of such period and the related consolidated balance sheets as of the end of such period, setting forth in each case in comparative form the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a Financial Officer, which certificate shall state that the financial statements fairly present in all material respects the consolidated financial condition and results of operations, as the case may be, of the Borrower and the Subsidiaries in accordance with GAAP, consistently applied (except where noted), as of the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnotes);

               (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.08, 6.12 and 6.13 and
     (iii) stating whether any change in GAAP or in the application thereof not disclosed in any prior such certificate has occurred since December 31, 2004 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

               (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

               (e) promptly upon their becoming available, copies of all registration statements (other than on Form S-8 or any successor form) and regular periodic reports, if any, that the Borrower or any Subsidiary shall have filed pursuant to Section 13(a) or 15 of the Exchange Act with the SEC (or any governmental agency substituted therefor) or with any national securities exchange;

               (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

               (g) as soon as practicable and in any event within five Business Days after TEP receives written notice of an upgrading or a downgrading of the TEP First Mortgage Bonds or the TEP Second Mortgage Bonds by any Rating Agency, a notice of such upgrading or downgrading;

               (h) promptly upon their becoming available, copies of all current reports on Form 8-K filed by the Borrower or any Subsidiary with the SEC, and all similar reports filed with any national securities exchange;

               (i) promptly upon their becoming available, copies of any written notices from the ACC or any other Governmental Authority of non-compliance by TEP or any TEP Subsidiary with any material decision of the ACC or the applicable Governmental Authority, as the case may be, or with any other rules, regulations or orders of the ACC or the applicable Governmental Authority, as the case may be, and any written notices of any extraordinary audit or investigation by the ACC or the applicable Governmental Authority, as the case may be, into the business, affairs or operations of TEP or any TEP Subsidiary;

               (j) concurrently with any delivery of financial statements under clause (a) or (b) above with regard to each fiscal quarter in which the Borrower elects to make a Pro Forma Adjustment, a certificate of a Financial Officer setting forth the amount of such Pro Forma Adjustment and, in reasonable detail, the calculation and basis therefor; and

               (k) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

So long as the Borrower is subject to the financial reporting requirements of the Exchange Act and the financial statements contained in any quarterly or annual reports filed with the SEC are prepared in accordance with the Exchange Act and the rules and regulations promulgated thereunder, such financial statements may be delivered by the Borrower in satisfaction of its obligations to deliver consolidated financial statements pursuant to clauses (a) or (b), as the case may be, of this Section 5.01.

          SECTION 5.02. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

               (a) the occurrence of any Default;

               (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

               (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries in an aggregate amount exceeding $25,000,000; and

               (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

          SECTION 5.03. Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in the Borrower's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of the Borrower's chief executive office, its jurisdiction of organization, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in the Borrower's identity or corporate structure or (iv) in the Borrower's Federal Taxpayer Identification Number. The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Borrower also agrees promptly to notify the

Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          SECTION 5.04. Existence; Conduct of Business. The Borrower will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.05. Payment of Obligations. The Borrower will, and will cause each of the Subsidiaries to, pay its obligations, including Tax liabilities and assessments (including water assessments by the Arizona State Land Department), that, if not paid, could reasonably be expected to result in a Material Adverse Effect, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto to the extent required by and otherwise in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06. Maintenance of Properties; Insurance. The Borrower will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted; provided that the Borrower or any of the Subsidiaries may discontinue the operation of any of its properties to the extent, in the judgment of the Borrower, it is no longer advisable to operate such property, or to the extent the Borrower or such Subsidiary intends to sell or otherwise dispose of such property, which disposition is not prohibited by
Section 6.05; and (b) maintain, with financially sound and reputable insurance companies, or through its own program of self-insurance, insurance in such amounts (with no greater risk retention) and against such risks and with such self insurance as are customarily maintained by companies of established reputations engaged in the same or similar businesses operating in the same or similar locations. The Borrower will furnish to the Lenders, upon reasonable request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.07. Books and Records; Inspection Rights. The Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which entries are made of all dealings and transactions in relation to its business and activities, all in accordance with customary and prudent business practices. The Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, and, subject to contractual or statutory limitations regarding confidential or proprietary information, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.08. Compliance with Laws. The Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including, without limitation, ERISA and Environmental Laws), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.09. Use of Proceeds. The proceeds of the Term Loans will be used only for the payment of capital contributions to TEP and UES, fees and expenses payable in connection with the Transactions and, with respect to up to $10,000,000 of the proceeds of the Term Loans, other general corporate purposes. The proceeds of the Revolving Loans will be used only for general corporate purposes of the Borrower and the Subsidiaries. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations G, U and X.

          SECTION 5.10. Environmental Laws.

          (a) The Borrower will, and will cause each of the Subsidiaries to, comply with, and use commercially reasonable efforts to insure compliance by all tenants and subtenants, if any, with, all Environmental Laws, and will, and will cause each of the Subsidiaries to, obtain and comply with and maintain, and use commercially reasonable efforts to insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

          (b) The Borrower will, and will cause each of the Subsidiaries to, conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, except to the extent that the failure to take such actions could not reasonably be expected to have a Material Adverse Effect, and promptly comply with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect.

          SECTION 5.11. Further Assurances. The Borrower will, and will cause each of the Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrower. The Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          SECTION 5.12. Additional Security. The Borrower will cause all of the Capital Stock of each direct domestic Subsidiary, and 66-2/3% of the Capital Stock of each direct foreign Subsidiary, in each case which is not subject to utility regulation and which is formed or otherwise purchased or acquired by the Borrower after the date hereof to be deposited in pledge with the Administrative Agent pursuant to a Security Document in form and substance reasonably satisfactory to the Administrative Agent and will deliver or cause to be delivered such officer's certificates and legal opinions in connection therewith as may reasonably be requested by the Administrative Agent.

          SECTION 5.13. TEP Recapitalization. The Borrower will use commercially reasonable efforts to cause TEP, on or before June 30, 2005, to have the ability under applicable Arizona regulatory law (including orders of the ACC) to distribute 100% of its net income to its shareholders.

          SECTION 5.14. Maintain Ownership of Subsidiaries. The Borrower will maintain legal and beneficial ownership of all of the outstanding Capital Stock of TEP (other than 121 shares of Capital Stock thereof owned by independent third parties), UES, Millennium and UED, free and clear of any Lien (except for Liens on the Capital Stock of UES, Millennium and UED in favor of the Administrative Agent); provided that the foregoing shall not prohibit any merger or consolidation permitted under Section 6.03.

                                   ARTICLE VI
                               Negative Covenants
                               ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, the Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. Indebtedness.

          (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

               (i) Indebtedness created under the Loan Documents;

               (ii) Indebtedness of TEP or any TEP Subsidiary that is not prohibited to be incurred pursuant to the TEP Loan Documents;

               (iii) Indebtedness of UES or any UES Subsidiary that is not prohibited to be incurred pursuant to the UNS Loan Documents;

               (iv) Indebtedness existing on the date hereof and set forth in
     Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

               (v) Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that to the extent such Indebtedness is owed to the Borrower, it is pledged pursuant to the Borrower Pledge Agreement;

               (vi) (A) Indebtedness of the Borrower or any Borrower Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof, provided that such Indebtedness is incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement and (B) any extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

               (vii) Indebtedness of the Borrower or any Subsidiary as an account party in respect of trade letters of credit; and

               (viii) other Indebtedness of the Borrower or any Subsidiary which, if created, incurred, assumed or permitted to exist, would not result in the occurrence of a Default or an Event of Default (including, without limitation, a violation of Section 6.13; provided, that for purposes of determining compliance with Section 6.13, such Indebtedness shall be deemed to have been incurred as of the last day of the most recently ended fiscal quarter).

          (b) The Borrower will not permit any Subsidiary to issue any preferred stock or other preferred Equity Interests except to a wholly-owned Subsidiary.

          SECTION 6.02. Liens.

          (a) The Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (other than accounts receivable) or rights in respect of any thereof, except (subject to paragraph (b) of this Section):

               (i) Liens created under the Loan Documents;

               (ii) Permitted Encumbrances;

               (iii) any Lien on any property or asset of TEP or any TEP Subsidiary not prohibited by the TEP Loan Documents;

               (iv) any Lien on any property or asset of UES or any UES Subsidiary not prohibited by the UNS Loan Documents;

               (v) any Lien on any property or asset of the Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (A) such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (B) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

               (vi) Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Borrower Subsidiary; provided that (A) such security interests secure Indebtedness permitted by Section 6.01(a)(vi),
     (B) such security interests and the Indebtedness secured thereby are incurred prior to or within 270 days after such acquisition or the completion of such construction or improvement, and (C) such security interests shall not apply to any other property or assets of the Borrower or any Borrower Subsidiary;

               (vii) Liens existing on the assets of any Person that becomes a Subsidiary, or existing on assets acquired, pursuant to a Permitted Acquisition to the extent the Liens on such assets secure Indebtedness permitted by Section 6.01(a)(viii); provided that (A) such Liens shall not apply to any other property or assets of the Borrower or any Subsidiary and
     (B) such Liens attach at all times only to the same assets that such Liens attached to and secure only the same Indebtedness that such Liens secured, immediately prior to such Permitted Acquisition, and extensions, renewals and replacements thereof permitted pursuant to Section 6.01(a)(viii);

               (viii) (A) Liens placed upon the Capital Stock or assets of any Subsidiary acquired pursuant to a Permitted Acquisition to secure Indebtedness of the Borrower or any Subsidiary incurred pursuant to Section 6.01(a)(ix) in connection with such Permitted Acquisition and (B) Liens placed upon the assets of such Subsidiary acquired pursuant to a Permitted Acquisition to secure a Guarantee by such Subsidiary of any such Indebtedness of the Borrower or any Subsidiary to the extent such Guarantee is permitted pursuant to Section 6.01(a)(ix) in connection with such Permitted Acquisition;

               (ix) Liens comprised by escrow arrangements entered into in connection with assets sales, transfers or other dispositions permitted pursuant to Section 6.05; and

               (x) additional Liens so long as the aggregate principal amount of the obligations secured by such Liens does not exceed $25,000,000.

          (b) The Borrower will not, and will not permit UES to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by the Borrower or UES (including Capital Stock in TEP, UNS Gas, UNS Electric or any other Subsidiary), or assign or sell any income or revenues (other than accounts receivable) or rights with respect thereto, except Liens created under the Loan Documents and Permitted Encumbrances.

          SECTION 6.03. Fundamental Changes.

          (a) The Borrower will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the Capital Stock of any Subsidiary (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing:

               (i) any TEP Subsidiary, MEG or Southwest Energy may merge into TEP in a transaction in which TEP is the surviving corporation;

               (ii) any TEP Subsidiary, MEG or Southwest Energy may (A) merge into any other TEP Subsidiary or (B) sell, transfer, lease or otherwise dispose of its assets to TEP or any other TEP Subsidiary;

               (iii) any UES Subsidiary may merge into UES in a transaction in which UES is the surviving corporation;

               (iv) any UES Subsidiary may (A) merge into any other UES Subsidiary or (B) sell, transfer, lease or otherwise dispose of its assets to UES or any other UES Subsidiary;

               (v) any Person (other than the Borrower, TEP, any TEP Subsidiary, UES and any UES Subsidiary) may merge into any Borrower Subsidiary in a transaction in which the surviving entity is a Borrower Subsidiary; provided, that in any merger involving Millennium or UED, Millennium or UED (as the case may be) shall be the surviving entity;

               (vi) any Borrower Subsidiary may sell, transfer, lease or otherwise dispose of its assets to the Borrower or to another Borrower Subsidiary; provided, however, that neither UES nor UED shall sell, transfer, lease or otherwise dispose of all or any substantial part of its assets except to the Borrower, UES or UED;

               (vii) any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

               (viii) any transaction permitted pursuant to Section 6.05 (to the extent not prohibited by any other clause contained in this Section);

               (ix) any transaction by TEP or any TEP Subsidiary permitted pursuant to the TEP Loan Documents;

               (x) any transaction by UES or any UES Subsidiary permitted pursuant to the UNS Loan Documents; provided, that in any merger involving UES, UES shall be the surviving entity;

               (xi) any Person (other than TEP, any TEP Subsidiary, UES and any UES Subsidiary) may merge into the Borrower in a transaction in which the Borrower is the surviving corporation;

               (xii) the Borrower may merge with or into or consolidate with or transfer its assets as an entirety or substantially as an entirety to any Person, so long as (A) immediately prior to and immediately after giving effect to such merger, consolidation or transfer, the Person with or into which the Borrower shall ultimately merge or consolidate or to whom the Borrower shall ultimately transfer its assets as an entirety or substantially as an entirety is in the Utility Business; (B) the Person formed by any such merger, consolidation or transfer of assets or into which the Borrower shall be merged or consolidated or to which such assets are transferred shall be in compliance, on a pro forma basis after giving effect to such merger, consolidation or transfer of assets, with the covenants set forth in Section 6.12 and 6.13 as such covenants are recomputed as at the last day of the most recently ended fiscal quarter under each such Section as if such merger, consolidation or transfer of assets had occurred on the first day of the four-fiscal-quarter period ended on such date; (C) in the case of any merger or consolidation or transfer of assets in which the Borrower is not the surviving corporation, the Person formed by any such consolidation or transfer of assets or into which the Borrower shall be merged or consolidated or to which such assets are transferred shall have executed an agreement in form reasonably satisfactory to the Administrative Agent containing an assumption by the surviving Person of the due and punctual performance of each obligation, agreement, covenant and condition of each of the Loan Documents to be performed or complied with by the Borrower; and (D) the Administrative Agent shall have received an opinion of counsel, in form and substance reasonably satisfactory to the Administrative Agent and its counsel, with respect to the due authorization, execution, delivery, validity and enforceability of the assumption agreement referred to in clause (C) of this clause (xii), of the enforceability and continuation of the Liens created pursuant to the Security Documents and such other matters as the Required Lenders may reasonably require;

provided that any such merger involving a Person that is not a wholly-owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.05.

          (b) The Borrower will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

          SECTION 6.04. Investments, Loans, Advances and Acquisitions. The Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly-owned Subsidiary prior to such merger) any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

               (a) Permitted Investments;

               (b) investments, loans and advances existing on the date hereof and set forth on Schedule 6.04 and extensions, renewals or reinvestments thereof, so long as the aggregate amount of all such investments, loans and advances pursuant to this clause (b) is not increased at any time above the amount of such investments, loans and advances on the date hereof;

               (c) investments by the Borrower and the Subsidiaries in Equity Interests in their respective Subsidiaries;

               (d) loans or advances made by the Borrower to any Subsidiary or made by any Subsidiary to the Borrower or any other Subsidiary; provided, that any such loans or advances made to the Borrower shall be Subordinated Debt;

               (e) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

               (f) investments by the Borrower and the Subsidiaries (other than the Millennium Entities) in the Millennium Entities in an amount not to exceed $10,000,000; and investments by any Millennium Entity in another Millennium Entity;

               (g) extensions of trade credit and asset purchases in the ordinary course of business;

               (h) to the extent permitted by applicable law, loans and advances to officers, directors and employees of the Borrower or any Subsidiary (i) to finance the purchase of Capital Stock of the Borrower or any direct or indirect shareholder of the Borrower; and (ii) for additional purposes not contemplated by subclause (i) above in an aggregate principal amount at any time outstanding with respect to this clause (ii) not exceeding $5,000,000;

               (i) Permitted Acquisitions; provided that the Borrower shall be in compliance, on a pro forma basis after giving effect to such Permitted Acquisition, with the covenants set forth in Sections 6.12 and 6.13, as such covenants are recomputed as of the last day of the most recently ended fiscal quarter under each such Section as if such Permitted Acquisition had occurred on the first day of the four-fiscal-quarter period ended on such date;

               (j) investments to the extent that payment for such investments is made solely with Capital Stock of the Borrower;

               (k) Capital Lease Investments;

               (l) investments permitted pursuant to Section 6.08;

               (m) investments by TEP constituting an acquisition by TEP of the Capital Stock or assets of Southwest Energy or MEG; and

               (n) other investments, loans and advances by the Borrower or the Subsidiaries (other than the Millennium Entities) in an amount not to exceed $50,000,000.

Notwithstanding anything to the contrary contained above, the Borrower and the Subsidiaries (other than the Millennium Entities) will not be permitted to invest more than $10,000,000 in the Millennium Entities after the Effective Date.

          SECTION 6.05. Asset Sales.

          (a) The Borrower will not, and will not permit any Subsidiary to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including leasehold interests), whether now owned or hereafter acquired, except:

               (i) inventory and other property in the ordinary course of business;

               (ii) sales of accounts receivable;

               (iii) conveyances, sales, leases, transfers and other dispositions of property, business or assets of TEP or any TEP Subsidiary that is not prohibited pursuant to the TEP Loan Documents;

               (iv) conveyances, sales, leases, transfers and other dispositions of property, business or assets of UES or any UES Subsidiary that is not prohibited pursuant to the UNS Loan Documents;

               (v) subject to Section 5.14, Capital Stock or assets of the Millennium Entities and Southwest Energy;

               (vi) transactions permitted pursuant to Section 6.03(a); and

               (vii) the Borrower and the Subsidiaries may sell, transfer or otherwise dispose of other assets for Fair Value in transactions not permitted under clauses (i), (ii), (iii), (iv) or (v) above; provided that
     (A) the aggregate consideration for all sales, transfers and disposals by the Borrower and the Subsidiaries pursuant to this clause (vii) during the term of this Agreement shall at no time exceed in the aggregate $75,000,000; (B) with respect to any such sale, transfer or disposition (or series of related sales, transfers or dispositions) with an aggregate consideration in excess of $10,000,000, (I) the Board of Directors (or authorized committee thereof) of the Borrower shall have approved such sale, transfer or disposition, as the case may be, and (II) the Borrower shall be in compliance, on a pro forma basis after giving effect to such sale, transfer or disposition, as the case may be, with the covenants set forth in Section 6.12 and 6.13, as such covenants are recomputed as at the last day of the most recently ended fiscal quarter under each such Section as if such sale, transfer or disposition had occurred on the first day of the four-fiscal-quarter period ended on such date; and (C) no Default is then existing and after giving effect to any such sale, transfer or disposition, as the case may be, no Default shall have occurred and be continuing;

provided, that the Borrower or any Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets to the Borrower or any other Subsidiary (other than a Millennium Entity), as the case may be; provided further, that the Borrower cannot transfer any interest in any Person pledged to the Administrative Agent as collateral for the Obligations. Investments by the Borrower and the Subsidiaries in, and contributions by the Borrower and the Subsidiaries to, Subsidiaries shall be deemed not to constitute transfers of assets subject to the limitations of this Section 6.05 to the extent such investments or contributions are made in cash.

          (b) The Borrower will not, and will not permit any Subsidiary to, convey, sell, lease, assign, transfer or otherwise dispose of all or any substantial part of its generating assets (including leasehold interests), whether now owned or hereafter acquired, except as required by applicable law.

          SECTION 6.06. Sale and Leaseback Transactions. The Borrower will not, and will not permit any Subsidiary to, enter into any arrangement, directly or indirectly, whereby it shall sell, transfer or otherwise dispose of any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets that is made for Fair Value and is consummated within 270 days after the Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

          SECTION 6.07. Limitation on Hedge Agreements. The Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedge Agreement other than Hedge Agreements entered into in the ordinary course of business.

          SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.

          (a) The Borrower will not declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

               (i) the Borrower may declare and pay dividends and make other distributions with respect to its Equity Interests payable solely in additional shares of its common stock;

               (ii) the Borrower may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of the Borrower and the Subsidiaries and in accordance with the terms of employment agreements or shareholder or partnership agreements of the Borrower or any direct or indirect shareholder of the Borrower;

               (iii) the Borrower may redeem in whole or in part any Capital Stock of the Borrower (A) for another class of Capital Stock or rights to acquire Capital Stock of the Borrower or (B) with proceeds from substantially concurrent capital contributions or issuances of new classes of Capital Stock; provided that such other class of Capital Stock contains terms and provisions at least as advantageous to the Lenders in all respects material to their interests as those contained in the Capital Stock redeemed thereby; and

               (iv) the Borrower may pay any cash dividend so long as (A) both before and after giving effect to such payment, no Default has occurred and is continuing and (B) on the date of such payment, after giving effect thereto, the sum of (1) the aggregate amount of Unrestricted Cash then existing plus (2) the unused amount of the Revolving Commitments equals or exceeds $15,000,000.

          (b) The Borrower will not, and will not permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Subordinated Debt, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Subordinated Debt; provided that so long as no Default has occurred and is continuing or would result therefrom, the Borrower or any of its Subsidiaries may pay, prepay, repurchase or redeem or otherwise defease all or any portion of any Subordinated Debt.

          SECTION 6.09. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and the Subsidiaries not involving any other Affiliate, (c) any Restricted Payment permitted by Section 6.08, (d) shared corporate or administrative services and staffing with Affiliates, including accounting, legal, human resources and treasury operations, provided on customary terms for similarly situated companies, (e) tax sharing arrangements on customary terms for similarly situated companies, (f) customary fees paid to members of the board of directors of the Borrower and the Subsidiaries who are not officers of the Borrower or any Subsidiary and (g) transactions by TEP or any TEP Subsidiary to acquire, either through asset purchases, mergers or purchases of Capital Stock, the business and operations of Southwest Energy or MEG.

          SECTION 6.10. Restrictive Agreements.

          (a) The Borrower will not, and will not permit TEP to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of TEP to pay dividends or other distributions with respect to any shares of its Capital Stock; provided that the foregoing shall not apply to restrictions and conditions (i) imposed by law, (ii) imposed by any Loan Document or TEP Loan Document, (iii) existing on the date hereof identified on Part A of Schedule
6.10 (but shall apply to any amendment or modification materially expanding the scope of any such restriction or condition), (iv) contained in agreements entered into after the Effective Date which contain restrictions no more restrictive than those contained in the TEP Loan Documents and (v) contained in agreements relating to the sale of a Subsidiary pending such sale; provided in the case of this clause (v) such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

          (b) In addition to the restrictions in paragraph (a) above, the Borrower will not, and will not permit any of the Limited Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary or to Guarantee Indebtedness of the Borrower or any other Subsidiary; provided that (x) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Documents, TEP Loan Document or UNS Loan Document; (y) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Part B of Schedule 6.10 (but shall apply to any amendment or modification materially expanding the scope of, any such restriction or condition); and (z) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder.

          SECTION 6.11. Amendment of Material Documents. The Borrower will not, and will not permit any Subsidiary to, amend, modify or change, or consent or agree to any amendment, modification or change to, any TEP Loan Document, except for amendments, modifications and changes that, individually and in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 6.12. Cash Coverage Ratio. The Borrower will not permit the ratio of (a) Borrower Cash Flow to (b) Borrower Debt Service, in each case for the four-fiscal-quarter period ended on the last day of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2005, to be less than 1.25 to 1.0.

          SECTION 6.13. Leverage Test. The Borrower will not permit the ratio of
(a) Consolidated Total Indebtedness at the end of any fiscal quarter, commencing with the fiscal quarter ending June 30, 2005, to (b) Consolidated EBITDA for the four-fiscal-quarter period ended on such date to be greater than the amount specified in the chart below for the period in which such date shall occur:

     -------------------------------------------------------------------
     Period                                            Maximum Ratio
     -------------------------------------------------------------------
     From the Effective Date through and including        5.25
     December 31, 2005
     -------------------------------------------------------------------
     From January 1, 2006 through and including           5.00
     December 31, 2006
     -------------------------------------------------------------------



                                       58


     -------------------------------------------------------------------
     From January 1, 2007 through and including           4.75
     December 31, 2008
     -------------------------------------------------------------------
     After December 31, 2008                              4.50
     -------------------------------------------------------------------

                                   ARTICLE VII
                                Events of Default
                                -----------------

          If any of the following events ("Events of Default") shall occur:

               (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

               (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

               (c) any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification hereof or waiver hereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification hereof or waiver hereunder, shall prove to have been incorrect in any material respect when made or deemed made;

               (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the Borrower's existence), 5.09 or 5.14 or in Article VI;

               (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

               (f) the Borrower or any Significant Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

               (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption (other than pursuant to provisions permitting the tendering of such Indebtedness from time to time for repurchase or redemption without regard to the occurrence or non-occurrence of any event or condition) or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

               (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Significant Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

               (i) the Borrower or any Significant Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Significant Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

               (j) the Borrower or any Significant Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

               (k) one or more judgments for the payment of money in an aggregate amount in excess of $20,000,000 shall be rendered against the Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Significant Subsidiary to enforce any such judgment;

               (l) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, has resulted or could reasonably be expected to result in a Material Adverse Effect;

               (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by the Borrower or any Subsidiary not to be, a valid and perfected Lien on any Collateral subject thereto, with the priority required by the applicable Security Document except (A) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (B) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document; or

               (n) any material provision of this Agreement or any other Loan Document to which the Borrower is a party shall for any reason, except to the extent permitted by the express terms hereof or thereof, cease to be valid and binding on or enforceable against the Borrower, or the Borrower shall so assert in writing;

then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and/or (iii) subject to the receipt of any required regulatory approvals and any other applicable law, exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein and in the Security Documents or otherwise available to the Administrative Agent or the Lenders, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which any Collateral is located at that time; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII
                            The Administrative Agent
                            ------------------------

          Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. The Required Lenders or the Borrower may at any time, with the consent of the Borrower (provided that such consent shall not be required if an Event of Default under clause (a), (b), (h), (i) or (j) of
Article VII shall have occurred and be continuing) or the Required Lenders, as the case may be, replace the Administrative Agent (it being understood that any such replacement Administrative Agent shall be a Person that serves as administrative agent for other credit facilities of a comparable size), provided that the Required Lenders or the Borrower may not replace the Administrative Agent unless, after giving effect to such replacement and each contemporaneous


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


assignment the Required Lenders or the Borrower shall have arranged in connection with such replacement, (i) neither the Administrative Agent nor any of its Affiliates shall have outstanding any Loan or Commitment or other obligation of any kind under this Agreement or any other Loan Document and (ii) each of the Administrative Agent and its Affiliates shall have received payment in full of all amounts owing to it under or in respect of this Agreement and each other Loan Document.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          Notwithstanding anything herein to the contrary, no Lender identified as Syndication Agent or Documentation Agent shall have any separate duties, responsibilities, obligations or authority as Syndication Agent or Documentation Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine


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


and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be any commercial bank organized under the laws of the United States of America or any State thereof having a combined capital and surplus and undivided profits of not less than $500,000,000. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.


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


                                   ARTICLE IX
                                  Miscellaneous
                                  -------------

          SECTION 9.01. Notices.

          (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

               (i) if to the Borrower, to it at One South Church Avenue, Tucson, Arizona 85701, Attention of Chief Financial Officer (Telecopy No. (520) 884-3612);

               (ii) if to the Administrative Agent, to Union Bank of California, N.A., 445 South Figueroa Street, 15th Floor, Los Angeles, California 90071, Attention of Robert Olson (Telecopy No. (213) 236-4096); and

               (iii) if to any other Agent or any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

          (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

          (c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 9.02. Waivers; Amendments.

          (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any


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


Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders, or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Borrower, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender; (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby; (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby; (iv) change Section 2.16(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender; (v) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (or each Lender of such Class, if applicable); (vi) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments or Collateral of Lenders holding Loans of any Class differently from those holdings Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class; (vii) release all or substantially all the Collateral from the Liens of the Security Documents without the consent of each Lender; or (viii) amend, modify or waive any condition precedent set forth in Section 4.02 with respect to the making of Loans of any Class, without the prior written consent of Lenders holding a majority in interest of the Commitments of such Class; provided further that (A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent; and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders) or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by the Borrower and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at such time. In furtherance of clause (viii) of this Section 9.02(b), (x) any amendment or modification to or waiver of Section 6.12 or 6.13 of this Agreement and (y) any amendment or modification to or waiver of any provision of this Agreement or any other Loan Document at a time when any Default or Event of Default has occurred and is continuing that would have the effect of eliminating any such Default or Event of Default shall not be deemed to be effective for purposes of determining whether the conditions precedent set forth in Section 4.02 to the making of any Loan of any Class have been satisfied unless the Lenders holding a majority in interest of the Commitments of such Class shall have consented to such amendment, modification or waiver, provided that the foregoing shall not be construed to affect any amendment or modification to any provision of this Agreement or any other Loan Document (other than any amendment or modification to Section 6.12 or 6.13 of this Agreement) if no Default or Event of Default has occurred and is continuing at the time of such amendment or modification. Notwithstanding the foregoing, any provision of this Agreement requiring the consent of a Lender unwilling to provide such consent may be amended by an agreement in writing entered into by the Borrower, the Required Lenders and the Administrative Agent if (1) by the terms of such agreement the Commitment of each such opposing Lender shall terminate upon the effectiveness of such amendment and (2) at the time such amendment becomes effective, each such opposing Lender receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under the Loan Documents.

          SECTION 9.03. Expenses; Indemnity; Damage Waiver.

          (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Arranger and their respective Affiliates (including due diligence expenses and the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the Arranger) in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); (ii) all out-of-pocket expenses and charges of the Arranger in connection with any evaluations of Collateral conducted by it; and (iii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

          (b) The Borrower shall indemnify the Administrative Agent, the Arranger and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee"), against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated thereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any Subsidiary or any Environmental Liability related in any way to the Borrower or any Subsidiary or
(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence, willful misconduct or bad faith of such Indemnitee.

          (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Arranger under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent or the Arranger, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Arranger in its capacity as such.

          (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after delivery to the Borrower of a reasonably detailed statement therefor.

          SECTION 9.04. Successors and Assigns.

          (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Arranger and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment, its Term Commitment and the Loans at the time owing to
it); provided that (i) except in the case of an assignment of a Term Commitment or a Term Loan to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (iii) except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender's Commitments, the aggregate amount of the Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the

Administrative Agent) shall be in an aggregate amount of not less than $5,000,000 (or $1,000,000 in the case of an assignment of a Term Lender's Term Commitment or Term Loans) unless each of the Borrower and the Administrative Agent otherwise consent, (iv) each partial assignment by a Lender of its Revolving Commitment and Revolving Exposure or its Term Commitment and Term Loans shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement in respect of its Revolving Commitment and Revolving Exposure or its Term Commitment and Term Loans, as the case may be, (v) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and (vi) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required (A) if an Event of Default shall have occurred and be continuing or (B) in connection with the initial syndication of the Commitments and Loans. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.14, 2.15 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in California a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Revolving Commitment, its Term Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.16(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.13 or 2.15 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.15 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.15(d) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of the Borrower or Administrative Agent, assign or pledge all or any portion of its rights under this Agreement, including the Loans and notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued, by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by such trustee or representative shall be subject to the provisions of Section 9.04(b) concerning assignments.

          (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC"), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the

Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that
(i) nothing herein shall constitute a commitment by any SPC to make any Loan and
(ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC in connection with its activities as an SPC hereunder any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary in this Section 9.04, any SPC may (i) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis consistent with the provisions of Section 9.12 any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. The provisions of this Section relating any SPC may not be amended without the written consent of such SPC.

          SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as any Commitment has not expired or terminated. The provisions of Sections 2.13, 2.14, 2.15 and 9.03 and
Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Agents and the Arranger constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, upon any amount becoming due and payable by the Borrower hereunder (whether at the stated maturity, by acceleration or otherwise), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.

          (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

          (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

          (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 9.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, auditors, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or
(ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a


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


source other than the Borrower. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 9.14. Patriot Act Notice. Each Lender and each Agent (for itself and not on behalf of any other party) hereby notifies the Borrower that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the "Patriot Act"), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Bank or such Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                         UNISOURCE ENERGY CORPORATION


                                         By:       /s/ Kevin P. Larson
                                              ----------------------------------
                                              Name:    Kevin P. Larson
                                                     ---------------------------
                                              Title:   Vice President
                                                     ---------------------------


                                         UNION BANK OF CALIFORNIA, N.A., as
                                         Administrative Agent and as a Lender


                                         By:       /s/ Kevin M. Zitar
                                              ----------------------------------
                                              Name:    Kevin M. Zitar
                                                     ---------------------------
                                              Title:   Vice President
                                                     ---------------------------

         Signature Page to UniSource Energy Corporation Credit Agreement

                                         COMMERZBANK AG, NEW YORK AND
                                         GRAND CAYMAN BRANCHES, as Documentation
                                         Agent and as a Lender


                                         By:       /s/ Andrew Campbell
                                              ----------------------------------
                                              Name:    Andrew Campbell
                                                     ---------------------------
                                              Title:   Senior Vice President
                                                     ---------------------------


                                         By:       /s/ Andrew Kjoller
                                              ----------------------------------
                                              Name:    Andrew Kjoller
                                                     ---------------------------
                                              Title:   Vice President
                                                     ---------------------------

         Signature Page to UniSource Energy Corporation Credit Agreement

                                         THE BANK OF NEW YORK, as Syndication
                                         Agent and as a Lender


                                         By:       /s/ Peter Keller
                                              ----------------------------------
                                              Name:    Peter Keller
                                                     ---------------------------
                                              Title:   Managing Director
                                                       Energy East Division
                                                     ---------------------------

         Signature Page to UniSource Energy Corporation Credit Agreement

                                         CREDIT SUISSE FIRST BOSTON, acting
                                         through its Cayman Islands Branch,
                                         as a Lender


                                         By:       /s/ David Dodd
                                              ----------------------------------
                                              Name:    David Dodd
                                                     ---------------------------
                                              Title:   Vice President
                                                     ---------------------------


                                         By:       /s/ Gregory S. Richards
                                              ----------------------------------
                                              Name:    Gregory S. Richards
                                                     ---------------------------
                                              Title:   Associate
                                                     ---------------------------

         Signature Page to UniSource Energy Corporation Credit Agreement

                                         WELLS FARGO BANK, NATIONAL
                                         ASSOCIATION, as a Lender


                                         By:       /s/ Clyde H. Gossert
                                              ----------------------------------
                                              Name:    Clyde H. Gossert
                                                     ---------------------------
                                              Title:   Vice President
                                                     ---------------------------

         Signature Page to UniSource Energy Corporation Credit Agreement

                                         ALLIED IRISH BANKS, P.L.C.,
                                         as a Lender


                                         By:       /s/ Vaughn Buck
                                              ----------------------------------
                                              Name:    Vaughn Buck
                                                     ---------------------------
                                              Title:   Senior Vice President
                                                     ---------------------------


                                         By:       /s/ Aidan Lanigan
                                              ----------------------------------
                                              Name:    Aidan Lanigan
                                                     ---------------------------
                                              Title:   Vice President
                                                     ---------------------------
                                      S-6


         Signature Page to UniSource Energy Corporation Credit Agreement